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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): April 22, 2004




                        ENTERPRISE PRODUCTS PARTNERS L.P.
             (Exact Name of Registrant as Specified in Its Charter)



                     DELAWARE                            1-14323                        76-0568219
         (State or Other Jurisdiction of               (Commission                   (I.R.S. Employer
          Incorporation or Organization)               File Number)                Identification No.)



                        2727 NORTH LOOP WEST, HOUSTON, TEXAS                77008-1044
                      (Address of Principal Executive Offices)              (Zip Code)


                                                   (713) 880-6500
                                (Registrant's Telephone Number, including Area Code)

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

         99.1 Enterprise Products Partners L.P. press release dated April 22, 2004.


ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         On April 22, 2004, Enterprise Products Partners L.P. issued a press release regarding its financial results for the three month periods ended March 31, 2004 and 2003 and held a webcast conference call discussing those results. A copy of this earnings press release is filed as Exhibit 99.1 to this report, which is hereby incorporated by reference into this Item 12. The webcast conference call will be available for replay on Enterprise Products Partners L.P.'s website at www.epplp.com. The conference call will be archived on our website for 90 days.

Use of Non-GAAP financial measures

         Our earnings press release includes the non-generally accepted accounting principle ("non-GAAP") financial measures of gross operating margin, distributable cash flow and EBITDA. The press release provides reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

         Gross operating margin. We evaluate segment performance based on the non-GAAP financial measure of gross operating margin. Gross operating margin (either in total or by individual segment) is an important performance measure of the core profitability of our operations. This measure forms the basis of our internal financial reporting and is used by senior management in deciding how to allocate capital resources among business segments. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating segment results. The GAAP measure most directly comparable to total segment gross operating margin is operating income.

         We define total segment gross operating margin as operating income before: (1) depreciation and amortization expense; (2) operating lease expenses for which we do not have the payment obligation; (3) gains and losses on the sale of assets; and (4) selling, general and administrative expenses. Gross operating margin is exclusive of other income and expense transactions, provision for income taxes, minority interest, cumulative effect of changes in accounting principles and extraordinary charges. Gross operating margin by segment is calculated by subtracting segment operating costs and expenses (net of the adjustments noted above) from segment revenues, with both segment totals before the elimination of intercompany transactions. In accordance with GAAP, intercompany accounts and transactions are eliminated in consolidation. Our non-GAAP financial measure of total segment gross operating margin should not be considered as an alternative to GAAP operating income.

         We include earnings from equity method unconsolidated affiliates in our measurement of segment gross operating margin. Our equity investments with industry partners are a vital component of our business strategy. They are a means by which we conduct our operations to align our interests with those of our customers, which may be a supplier of raw materials or a consumer of finished products. This method of operation also enables us to achieve favorable economies of scale relative to the level of investment and business risk assumed versus what we could accomplish on a stand-alone basis. Many of these businesses perform supporting or complementary roles to our other business operations. As circumstances arise, we may increase our ownership interest in equity investments which could result in subsequent consolidation of operations.
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         Distributable cash flow. We define distributable cash flow as net income or loss plus: (1) depreciation and amortization expense; (2) operating lease expenses for which we do not have the payment obligation; (3) cash distributions received from unconsolidated affiliates less equity in the earnings of such unconsolidated affiliates; (4) the subtraction of sustaining capital expenditures; (5) the addition of losses or subtraction of gains relating to the sale of assets; (6) cash proceeds from the sale of assets; (7) the addition of decreases or the subtraction of increases in the value of our financial instrument portfolios; and (8) the addition of losses or subtraction of gains relating to other miscellaneous non-cash amounts affecting net income for the period. Sustaining capital expenditures are capital expenditures (as defined by GAAP) resulting from improvements to and major renewals of existing assets. Distributable cash flow is a significant liquidity metric used by senior management to compare basic cash flows generated by the partnership to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

         Distributable cash flow is also an important non-GAAP financial measure for our limited partners since it serves as an indicator of the partnership's success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not the partnership is generating cash flows at a level that can sustain or support an increase in our quarterly cash distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a partnership unit is generally determined by its yield (which in turn is based on the amount of cash distributions a partnership can pay to a unitholder). The GAAP measure most directly comparable to distributable cash flow is cash flow from operating activities.

         EBITDA. We define EBITDA as net income or loss plus interest expense, provision for income taxes and depreciation and amortization expense. EBITDA is used as a supplemental financial measure by management and by external users of financial statements, such as investors, commercial banks, research analysts and rating agencies, to assess: (1) the financial performance of our assets without regard to financing methods, capital structures or historical cost basis; (2) the ability of our assets to generate cash sufficient to pay interest cost and support our indebtedness; (3) our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing and capital structure; and (4) the viability of projects and the overall rates of return on alternative investment opportunities. Because EBITDA excludes some, but not all, items that affect net income or loss and these measures may vary among other companies, the EBITDA data presented in the press release may not be comparable to similarly titled measures of other companies. The GAAP measure most directly comparable to EBITDA is cash flow from operating activities.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                ENTERPRISE PRODUCTS PARTNERS L.P.

                                By:   Enterprise Products GP, LLC,
                                      as general partner



Date: April 22, 2004            By:   /s/ Michael J. Knesek
                                   ---------------------------------------------
                                   Michael J. Knesek
                                   Vice President, Principal Accounting Officer
                                   and Controller of Enterprise Products GP, LLC